SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant

Check the appropriate box:

[ ]  Preliminary proxy statement        [ ] Confidential, for use of the
[X]  Definitive proxy statement             Commission only (as permitted
[ ]  Definitive additional materials        by Rule 14a-6(e)(2))
[ ]  Soliciting material 14a-12

                                  SKYMALL, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

================================================================================
                NOTICE AND PROXY STATEMENT FOR SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD MARCH 10, 2000
================================================================================

To the Shareholders of SkyMall, Inc.:

     The Special Meeting of Shareholders of SkyMall, Inc., a Nevada corporation (the "Company"), will be held at the corporate offices of the Company located at 1520 East Pima Street, Phoenix, Arizona 85034 on March 10, 2000, at 10:00 a.m., local time, for the following purposes:


     1. To approve the issuance of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), (i) to the Company's Chairman and Chief Executive Officer in connection with the Company's November 1999 private placement of Common Stock (including shares of Common Stock issuable upon exercise of related warrants) and (ii) upon conversion of the Company's Series A Junior Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and Series B Junior Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), and exercise of related warrants to acquire shares of Common Stock, all on the terms and conditions set forth in those certain Stock and Warrant Purchase Agreements, dated as of December 20, 1999 and December 30, 1999, between the Company and the undersigned investors thereto (collectively, the "Private Placement Transactions").


     2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company is presently aware of no other business to come before the Special Meeting.


         Shareholders of record at the close of business on January 24, 2000 (the "Record Date") are entitled to vote at the Special Meeting or any adjournment or postponement thereof. Shares may be voted at the Special Meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Special Meeting during ordinary business hours for ten (10) days prior to the Special Meeting.


         Management and the Board of Directors cordially invite you to attend the Special Meeting.

                                             By Order of the Board of Directors,


                                             Robert M. Worsley
                                             Chairman, Chief Executive Officer
                                             and President
Phoenix, Arizona
February 1, 2000

SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR THEIR CONVENIENCE. SHAREHOLDERS ARE ENCOURAGED TO VOTE REGARDLESS OF WHETHER OR NOT THEY ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

================================================================================
                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 10, 2000
================================================================================


         This Proxy Statement is furnished by the Board of Directors of SkyMall, Inc., a Nevada corporation (the "Company" or "SkyMall"), in connection with the solicitation of proxies to be used for the purpose of voting at a Special Meeting of Shareholders (the "Special Meeting"). The Special Meeting will be held on March 10, 2000, at 10:00 a.m., local time, at the corporate offices of the Company located at 1520 East Pima Street, Phoenix, Arizona 85034.


         The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Special Meeting were mailed on or about February 1, 2000, to shareholders of record at the close of business on January 24, 2000 (the "Record Date"). Only holders (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Special Meeting, or any adjournment or postponement thereof, either in person or by valid proxy. As of January 24, 2000, there were outstanding 10,553,997 shares of common stock, $.001 par value per share (the "Common Stock").


         Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Special Meeting. Ballots cast at the Special Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the Private Placement Transactions are approved will be announced at the Special Meeting.

         The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to the beneficial owners of the outstanding Common Stock. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone by directors, officers or employees of the Company, who will receive no additional compensation of such services. A person giving the enclosed proxy has the power to revoke it at anytime before it is exercised by:
(i) attending the Special Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending a written notice of revocation to the Secretary of the Company at its corporate offices. The corporate offices of the Company are located at 1520 East Pima Street, Phoenix, Arizona 85034 and its telephone number at that address is (602) 254-9777.


         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Special Meeting are required for approval of the Private Placement Transactions proposed to be acted upon at the Special Meeting (the "Proposal").

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         The table below sets forth certain information as of January 24, 2000, concerning the beneficial ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each executive officer of the Company, including the Named Executive Officers, (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                             SHARES BENEFICIALLY OWNED (1)
                                                          ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                      NUMBER             PERCENT
----------------------------------------                      ------             -------
Quintel Communications, Inc.(3)                             642,857 (4)           6.1%
RS Emerging Growth Pacific Partners (Jaguar)(5)(6)          311,798 (7)           3.0% (5)
RS Emerging Growth Partners LP (Wildcat)(5)(6)              145,698 (8)           1.4% (5)
RS Premium Partners LP (Puma)(5)(6)                         185,361 (9)           1.8% (5)
Special Situations Cayman Fund L.P.(10)(11)                 101,265 (12)           *   (10)
Special Situations Fund III L.P.(10)(11)                    290,879 (13)          2.8% (10)
Special Situations Private Equity Fund L.P.(10)(11)         277,186 (14)          2.6% (10)
The Paisley Fund(5)(6)                                       75,000 (15)           *   (5)
The Paisley Pacific Fund(5)(6)                              300,000 (16)          2.9% (5)
Wand Equity Portfolio II L.P.(17)(18)                     1,620,515 (19)         15.4% (17)
Wand Affiliates Fund L.P.(17)(18)                            93,771 (20)           *   (17)
Wand Partners Inc.(17)(18)                                1,964,286 (21)         18.7% (17)
Robert M. and Christi M. Worsley(2)                       4,798,530 (22)         45.6%
Christine A. Aguilera(2)                                     79,150 (23)           *
Curtis D. Brown(2)                                           50,000 (24)           *
Scott R.  Dastrup(2)                                         25,999 (25)           *
Thomas C. Edwards(2)                                         53,333 (26)           *
Marisha K. Geraghty(2)                                            0                *
Stephen R. Peterson(2)                                       16,666 (27)           *
Lyle R. Knight(2)                                           148,586 (28)           *
Thomas J. Litle(2)                                          278,786 (29)           *
Randy Petersen(2)                                            50,144 (30)           *
David J. Callard(2)                                          25,000 (31)           *
All directors and executive officers as a group
(11 persons)(22)(23)(24)(25)(26)(27)(28)(29)(30)(31)      5,525,694              52.5%

-------------------

*    Less than 1%
(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 10,533,977 shares of Common Stock outstanding as of January 24, 2000.
(2) The business address for all directors and officers of the Company is c/o the Company, 1520 E. Pima Street, Phoenix, Arizona 85034.
(3) The business address of Quintel Communications is One Blue Hill Plaza, Pearl River, New York 10965.
(4) Includes 214,286 shares of Common Stock issuable to Quintel upon exercise of the warrants issued in the Company's November 1999 private placement.

(5) RS Growth Group LLC is the General Partner of RS Emerging Growth Pacific Partners (Jaguar), RS Emerging Growth Partners LP (Wildcat), RS Premium Partners LP (Puma), The Paisley Fund and The Paisley Pacific Fund. As a group, these shareholders beneficially own a total of 1,017,857 shares of Common Stock of the Company, or 9.7% as of January 24, 2000.
(6) The business address of this shareholder is 388 Market Street, Second Floor, San Francisco, California 94111
(7) Includes 207,865 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 103,933 shares of Common Stock issuable upon exercise of warrants issued to RS Emerging Growth Pacific Partners (Jaguar) pursuant to the Stock and Warrant Purchase Agreement dated as of December 20, 1999 (the "Series A Agreement").
(8) Includes 97,132 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 48,566 shares of Common Stock issuable upon exercise of warrants issued to RS Emerging Growth Partners LP (Wildcat) pursuant to the Series A Agreement.
(9) Includes 123,574 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 61,787 shares of Common Stock issuable upon exercise of warrants issued to RS Premium Partners LP (Puma) pursuant to the Series A Agreement.
(10) MGP Advisers Limited Partnership (MGP), a Delaware limited partnership, is the general partner of the Special Situations Fund III, L.P., a Delaware limited partnership. AWM Investment Company, Inc. (AWM), a Delaware corporation, is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers L.L.C. (MG), a New York limited liability company, is the general partner of the Special Situations Private Equity Fund, L.P., a Delaware limited partnership. Austin W. Marxe and David M. Greenhouse are the principal owners of MG, MGP and AWM and are principally responsible for the selection, acquisition and disposition of the portfolios securities by the investment advisers on behalf of their funds. As a group, these shareholders beneficially own a total of 669,330 shares of Common Stock of the Company, or 6.4% as of January 24, 2000.
(11) The business address of this shareholder is 153 E. 53rd Street, New York, New York 10022-1200.
(12) Includes (i) 32,150 shares of Common Stock issuable to Special Situations Cayman Fund L.P. upon exercise of certain warrants issued in the Company's November 1999 private placement and (ii) 32,143 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 16,072 shares of Common Stock issuable upon exercise of warrants issued to pursuant to the Series A Agreement.
(13) Includes (i) 96,450 shares of Common Stock issuable to Special Situations Fund III L.P. upon exercise of certain warrants issued in the Company's November 1999 private placement and (ii) 94,286 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 47,143 shares of Common Stock issuable upon exercise of warrants issued pursuant to the Series A Agreement.
(14) Includes (i) 85,700 shares of Common Stock issuable to Special Situations Private Equity Fund L.P. upon exercise of certain warrants issued in the Company's November 1999 private placement and (ii) 87,857 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 43,929 shares of Common Stock issuable upon exercise of warrants issued pursuant to the Series A Agreement.
(15) Includes 50,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 25,000 shares of Common Stock issuable upon exercise of the warrants issued to The Paisley Fund pursuant to the Series A Agreement.
(16) Includes 200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 100,000 shares of Common Stock issuable upon exercise of warrants issued to The Paisley Pacific Fund pursuant to the Series A Agreement.
(17) These shareholders are co-managed under a management agreement with Wand Partners Inc. As a group, these shareholders beneficially own a total of 1,964,286 shares of Common Stock of the Company, or 18.7% as of January 24, 2000.
(18) The business address of this shareholder is 630 Fifth Avenue, Suite 2435, New York, New York 10111.
(19) Includes (i) 1,080,343 shares of Common Stock issuable upon conversion of Series B Preferred Stock and 540,172 shares of Common Stock issuable upon exercise of warrants issued to Wand Equity Portfolio II L.P. pursuant to the Stock and Warrant Purchase Agreement dated as of December 30, 1999 (the "Series B Agreement").

(20) Includes (i) 62,514 shares of Common Stock issuable upon conversion of Series B Preferred Stock and 31,257 shares of Common Stock issuable upon exercise of warrants issued to Wand Affiliates Fund L.P. pursuant to the Series B Agreement.
(21) Includes 250,000 shares of Common Stock issuable upon exercise of the advisory fee warrants issued to Wand Partners Inc. pursuant to the Series B Agreement. In addition, Wand Partners Inc. may be deemed to be the beneficial holder of the shares held by Wand Equity Portfolio II L.P. and Wand Affiliates Fund L.P.
(22) Includes 71,429 shares of Common Stock issuable upon exercise of certain warrants issued to The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust dated July 28, 1998 of which Mr. and Mrs. Worsley are the Trustees (the "Worsley Trust") in the Company's November 1999 private placement and 1,660,908 shares of Common Stock held by the Worsley Trust.
(23) Includes 75,000 shares issuable upon exercise of stock options granted to Ms. Aguilera pursuant to the Company's 1994 Stock Option Plan.
(24) Includes 50,000 shares issuable upon exercise of stock options granted to Mr. Brown pursuant to the Company's 1994 Stock Option Plan.
(25) Includes 24,999 shares issuable upon exercise of stock options granted to Mr. Dastrup pursuant to the Company's 1994 Stock Option Plan.
(26) Includes 53,333 shares issuable upon exercise of stock options granted to Mr. Edwards pursuant to the Company's 1994 Stock Option Plan.
(27) Includes 16,666 shares issuable upon exercise of stock options granted to Mr. Peterson pursuant to the Company's 1994 Stock Option Plan.
(28) Mr. Knight serves as a director of the Company. Includes (i) 14,571 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 7,286 shares of Common Stock issuable upon exercise of warrants issued to Mr. and Mrs. Knight pursuant to the Series A Agreement, (ii) 14,286 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 7,143 shares of Common Stock issuable upon exercise of warrants issued to FISERV Securities, Inc. FBO IRA R-0 for Lyle R. Knight pursuant to the Series A Agreement, and (iii) 38,500 shares of Common Stock issuable to Mr. Knight upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(29) Mr. Litle serves as a director of the Company. Includes (i) 142,857 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 71,429 shares of Common Stock issuable upon exercise of warrants issued to Mr. Litle pursuant to the Series A Agreement, and (ii) 38,500 shares of Common Stock issuable to Mr. Litle upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(30) Mr. Petersen serves as a director of the Company. Includes (i) 3,571 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 1,786 shares of Common Stock issuable upon exercise of warrants issued to Mr. Petersen pursuant to the Series A Agreement, and (ii) 38,500 shares of Common Stock issuable to Mr. Petersen upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(31) Mr. Callard serves as a director of the Company. Includes 25,000 shares of Common Stock issuable to Mr. Callard upon exercise of options to purchase shares of Common Stock granted pursuant to the Company's Non-Employee Director Stock Option Plan.

                                    PROPOSAL


        TO APPROVE THE ISSUANCE BY THE COMPANY OF SHARES OF COMMON STOCK
              TO THE COMPANY'S CHAIRMAN AND CEO AND UPON CONVERSION
               OF SERIES A JUNIOR CONVERTIBLE PREFERRED STOCK AND
                 SERIES B JUNIOR CONVERTIBLE PREFERRED STOCK AND
                        UPON EXERCISE OF RELATED WARRANTS

         In November 1999, the Board of Directors of the Company (the "Board") approved the issuance of an aggregate of 1,142,885 shares of Common Stock and warrants to purchase 571,444 shares of Common Stock in a private placement transaction completed on November 4, 1999 (the "November Private Placement"). The Company's Chairman and CEO, Robert M. Worsley, was a participant in the November Private Placement, acquiring 142,857 shares of Common Stock (the "Worsley Shares") and warrants to purchase 71,429 shares of Common Stock (the "Worsley Warrants"). In December 1999, the Board also approved the designation of 150,000 shares of the Company's 10,000,000 authorized shares of Preferred Stock as Series A Junior Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and 80,000 shares of such Preferred Stock as Series B Junior Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Shares of the Series A Preferred Stock and Series B Preferred Stock, together with warrants to purchase shares of Common Stock ("Warrants"), were issued to investors in separate private placement transactions as follows:


                                                   Date of
                           Number of   Date of      Board       Number of   Number of
Preferred Stock             Shares     Issuance    Approval     Warrants    Investors
---------------            ---------   --------    --------     --------    ---------
Series A Preferred Stock    91,320     12/22/99    12/09/99      652,289       19
                                                  & 12/20/99
Series B Preferred Stock    80,000     12/31/99    12/23/99      571,429        2

         In addition to the Preferred Stock and Warrants issued to investors in the private placements set forth above, the Company also issued an aggregate of 235,028 warrants to the placement agents who assisted the Company in the private placements (the "Placement Agent Warrants"), and as part of the Series B Preferred Stock private placement transaction, the Company issued 250,000 warrants to its financial advisor in such private placement (the "Advisor Warrants"). The Series A Preferred Stock and Warrants and the Series B Preferred Stock and Warrants were issued pursuant to the terms and conditions of separate Stock and Warrant Purchase Agreements, dated as of December 20, 1999 and December 30, 1999, respectively (the "Purchase Agreements"), by and among the Company and certain investors (collectively the "Preferred Issuances"). The purchase price of each share of the Series A Preferred and Series B Preferred Stock and related Warrants was $100.00. The initial gross proceeds of the Series A Preferred Stock and Series B Preferred Stock issuances were $9.1 million and $8 million, respectively, before deducting expenses relating to such share issuances. The Company intends to use the net proceeds of the Preferred Issuances to fund the Company's ongoing e-commerce initiatives and to supplement the Company's working capital.


         The Purchase Agreements each provide, among other things, that the Company will solicit its shareholders' approval of the Company's issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants. The deadline for obtaining such approval is 180 days after the date of issuance of the respective series of Preferred Stock (June 19, 2000, in the case of the Series A Preferred Stock and June 28, 2000, in the case of the Series B Preferred Stock). If the Company's shareholders do not approve the issuance by the Company of all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, the shares of Series A Preferred Stock and Series B Preferred Stock shall become immediately redeemable and the Company will be required to purchase each holder's outstanding shares of Preferred Stock for an amount per share equal to 110% multiplied by the liquidation preference of the shares to be redeemed plus all amounts owed to such holder pursuant to the terms of the Registration Rights Agreements entered into in connection with such
Preferred Issuances (such Registration Rights Agreements being hereafter referred to as the "Registration Rights Agreement"). The liquidation preference of each share of Series A Preferred Stock and Series B Preferred Stock is $100.00 (the "Liquidation Preference").

         Though the November Private Placement and the Preferred Issuances did not require shareholder approval under Nevada or any other applicable laws, the corporate governance rules of the Nasdaq National Market ("Nasdaq"), on which the Company's Common Stock is listed and traded, require majority shareholder approval, in certain circumstances, of the sale or issuance of Common Stock, or securities convertible into, or exercisable for, Common Stock, equal to 20% or more of the Common Stock or voting power outstanding immediately preceding such issuance (the "Nasdaq Shareholder Approval Rules"). The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock is calculated pursuant to a fixed conversion formula, and such issuance, together with the issuance of Common Stock upon exercise of the Warrants, would result in the issuance of a number of shares of Common Stock that represents more than 20% of the currently outstanding common shares. In addition, the corporate governance rules of Nasdaq require shareholder approval of a plan or arrangement pursuant to which stock may be acquired by officers or directors. Therefore, the Company seeks to obtain shareholder approval of the prior issuance of the Worsley Shares and the Worsley Warrants in the November Private Placement and the issuance of shares of its Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants and otherwise comply with its obligations under the Purchase Agreements and the Certificates of Designations, Preferences and Rights of each of the Series A Preferred Stock and Series B Preferred Stock (the "Certificates of Designations").

         The shares of Common Stock issued in the November Private Placement, including the Worsley Shares, were issued at a per share price of $7.00, which represented a 13.85% discount to closing bid price of the Common Stock on the closing date of such transaction. The warrants issued in the November Private Placement, including the Worsley Warrants, have a per share exercise price of $8.00.


         Each share of the Series A Preferred Stock and Series B Preferred Stock is convertible into the number of shares of Common Stock determined by dividing the conversion amount by the conversion price. The conversion amount is equal to the sum of the Liquidation Preference plus any amounts owed to holders of the Preferred Stock pursuant to the terms of the applicable Registration Rights Agreement. The conversion price for each series of Preferred Stock is equal to $7.00. Pursuant to the Warrants, the holders thereof may purchase upon exercise up to an aggregate of 1,223,718 shares of Common Stock at a per share exercise price of $8.00. In addition, holders of the Placement Agent Warrants may purchase upon exercise up to an aggregate of 235,028 shares of Common Stock at exercise prices ranging from $7.00 to $9.12 per share and the holder of the Advisor Warrants may purchase upon exercise up to an aggregate of 250,000 shares of Common Stock at an exercise price of $8.00. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants, the Placement Agent Warrants and the Advisor Warrants are subject to adjustment to prevent dilution. As of January 24, 2000, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the related Warrants (including the Placement Agent Warrants issued in such transaction) was 2,157,602, or 20.5% of the Common Stock outstanding as of such date. As of January 24, 2000, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the related Warrants (including the Placement Agent Warrants and the Advisor Warrants) was 1,998,572, or 19.0% of the Common Stock outstanding as of such date. The Company is obligated to seek listing approval for all shares issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants, the Placement Agent Warrants and the Advisor Warrants.

         The  Company  has  granted  registration  rights to the  holders of the
Series A Preferred Stock and Series B Preferred Stock and the Warrants, the Placement Agent Warrants and the Advisor Warrants with respect to all of the shares of Common Stock issuable upon their conversion or exercise, as the case may be. By exercising their registration rights, converting the Series A Preferred Stock and Series B Preferred Stock into Common Stock and purchasing Common Stock upon exercise of the Warrants, the Placement Agent Warrants and the Advisor Warrants, the holders of such securities can cause a large number of shares of Common Stock to be registered and freely tradeable without restrictions under the Securities Act of 1933, as amended. To the extent any such sales occurred, it may have an adverse effect on the market price of the Common Stock and could impair the Company's ability to raise additional capital.


         The material terms of the November Private Placement are discussed above. The following discussion summarizes the material terms of the Preferred Issuances, but does not purport to be an exhaustive discussion of all of the terms of thereof. The discussion contained in this Proxy Statement is qualified in its entirety by reference to (i) the applicable Purchase Agreements; (ii) the applicable Certificate of Designations; (iii) the applicable Registration Rights Agreements, and (iv) the applicable Form of Warrant (collectively, the "Documents") for the Series A Preferred Stock and Series B Preferred Stock private placement transactions. Copies of the Documents can be obtained free of charge by contacting the Secretary of the Company at (602) 254-9777 or by reference to the exhibits to the Company's Form S-3 Registration Statements (File Nos. 333-94099 and 333-94731) previously filed with the Securities and Exchange Commission (the "SEC"). Copies of these Registration Statements can be obtained free of charge at the SEC's web site at HTTP://WWW.SEC.GOV.


PRINCIPAL REASONS FOR THE TRANSACTIONS

         The Board of Directors believes that the transactions contemplated by the Documents, including the Preferred Issuances, are fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors has approved such transactions and recommends that the Company's shareholders vote for approval of the issuance of its Common Stock upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock. In reaching its determination, the Board consulted with the Company's management, legal counsel and consultants and considered a variety of factors, including the following:

         1. The Board investigated and considered other alternative sources of financing and determined that the transactions contemplated by the Documents offered the most favorable terms of any available means of financing for the Company.

         2. The Board considered that, as a result of the Preferred Issuances, the Company would have the additional resources necessary to facilitate the implementation of its business plan.

POTENTIAL RISKS ASSOCIATED WITH THE TRANSACTIONS

         The Board of Directors considered potentially negative factors that could arise from the transactions contemplated by the Documents, including the following:

         1. The Board considered that the remedies available to the Investors if the Company fails to comply with the Documents for any reason, particularly the Investors' redemption rights and other penalties associated with non-compliance, could have a material adverse effect on the Company's financial condition.

         2. The Board considered that the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants will increase in certain circumstances, and could result in significant dilution of current shareholders' percentage ownership interest and effective voting power in the Company, which could affect the market price for the Common Stock.

         The Board did not believe  that the negative  factors were  sufficient,
either  individually  or  collectively,   to  outweigh  the  advantages  of  the
transactions.

THE PURCHASE AGREEMENTS

ISSUANCE OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND RELATED WARRANTS

         On December 20, 1999, the Company and the Investors executed the Purchase Agreement, pursuant to which the Company agreed to issue and sell up to 150,000 shares of the Series A Preferred Stock and related Warrants, as described below. Pursuant to the terms of the Purchase Agreement, 91,320 shares of Series A Preferred Stock and Warrants to purchase an aggregate of 652,289 shares of Common Stock were issued to the Investors on December 22, 1999. Warrants to purchase an aggregate of 200,742 shares of Common Stock also were issued to the placement agents who assisted the Company in completing this transaction.

         On December 30, 1999, the Company and the Investors executed the Purchase Agreement, pursuant to which the Company agreed to issue and sell up to 80,000 shares of the Series B Preferred Stock and related Warrants as described below. Pursuant to the terms of the Purchase Agreement, 80,000 shares of Series B Preferred Stock and Warrants to purchase an aggregate of 571,429 shares of Common Stock were issued to the Investors on December 30, 1999. Warrants to purchase an aggregate of 34,286 shares of Common Stock also were issued to the placement agent who assisted the Company in completing this transaction and warrants to purchase an aggregate of 250,000 shares of Common Stock were issued to the Company's financial advisor in this transaction.

REPRESENTATIONS AND WARRANTIES

         The Purchase Agreements contain customary representations and warranties relating to the parties thereto and pertaining to the Preferred Stock and the Warrants. These representations include, among others, representations with respect to: (i) the organization, formation, corporate structure and
ownership   of  the  Company  and  other   corporate   matters;   (ii)  the  due
authorization, execution, delivery, performance and enforceability of the Documents; (ii) the absence of conflicts in connection with the transactions contemplated by the Documents; (iv) the absence of certain material adverse events, changes or effects; (v) the absence of litigation threatened against or affecting the Company; (vi) taxes, employment relations and intellectual property rights; and (vii) financial statements and financial information and reports and other documents filed with the SEC and other regulatory agencies.

COVENANTS

         The Purchase Agreements contain covenants by the Company, including, among others, covenants relating to the timely filing of required SEC reports and the provision of financial information to the Investors.

         Pursuant to the terms of the Purchase Agreements, the Company has agreed to seek the approval of its shareholders of the issuance of its Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock pursuant to this Proxy Statement. In the event that the Company fails to receive the requisite majority approval of its shareholders for the issuance of its Common Stock upon conversion of the Series A Preferred Stock or Series B Preferred Stock within 180 days following the issuance, each share of Series A Preferred Stock and Series B Preferred Stock shall be redeemed at a price per share equal to 110% of the Liquidation Preference plus any amounts payable pursuant to the Registration Rights Agreement. The Company has agreed to provide registration rights with respect to the Common Stock issuable upon the conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the related Warrants as described below under the caption "Registration Rights."

INDEMNIFICATION

         The Purchase Agreements contain customary indemnification provisions whereby the Company has agreed to indemnify the Investors and certain related parties from losses relating to the breach by the Company of its representations or warranties or any of its obligations under the Documents or arising out of the Investors' execution, delivery, performance or enforcement of the Documents.

THE SERIES A AND SERIES B PREFERRED STOCK

         The following is a summary of the Certificate of Designations and of the rights and preferences of the Series A Preferred Stock and Series B Preferred Stock.

DESIGNATION AND AMOUNT

         The Series A Preferred Stock has a par value per share equal to $.001, and the number of shares issuable is 150,000. The Series B Preferred Stock also has a par value per share equal to $.001, and the number of shares issuable is 80,000.

DIVIDENDS

         Neither the Series A Preferred Stock nor the Series B Preferred Stock has any dividend rights.

VOTING RIGHTS

         Holders of the Series A Preferred Stock and Series B Preferred Stock are not entitled as such to voting rights on any matter submitted to a vote of the shareholders of the Company, except as required by law. So long as the Series B Convertible Preferred Stock is outstanding, the holders of such preferred stock shall have the exclusive right, voting separately as a class, to elect one director to the Board of Directors of the Company.

RANK

         The Series A Preferred Stock and Series B Preferred Stock rank senior to the Common Stock and PARI PASSU with each such series of Preferred Stock. The Company may not issue any additional or other capital stock that is senior to or PARI PASSU with the Series A Preferred Stock or Series B Preferred Stock without the prior written consent of the holders of at least a majority of the Series A Preferred Stock and Series B Preferred Stock, voting separately.

CONVERSION BY HOLDERS

         Subject to the limitations discussed below, each share of the Series A Preferred Stock and Series B Preferred Stock is convertible into shares of Common Stock at a conversion ratio (the "Conversion Ratio") equal to the Conversion Amount divided by the applicable Conversion Price. The "Conversion Price" is $7.00. The Conversion Ratio is subject to adjustment, as described further under "Adjustment of Conversion Ratio." The "Conversion Amount" is defined as $100, plus any payments due under the applicable Registration Rights Agreements. For purposes of an example only, one share of either Series A Preferred Stock or Series B Preferred Stock is convertible into approximately 14 shares of Common Stock ($100 divided by $7.00 = 14.286), with any fractional share amounts being payable in cash.

ADJUSTMENT OF CONVERSION RATIO

         The Conversion Ratio of the Series A Preferred Stock and Series B Preferred Stock is subject to adjustment in the event that the Company issues Common Stock, options or other convertible securities, at a per share price less than the current market price per share of Common Stock or less than the Conversion Price then in effect, or subdivides or combines outstanding shares of its Common Stock or recapitalizes or undertakes any other similar event. There are no market reset provisions with respect to either series of Preferred Stock. No adjustment will be made unless the adjustment would result in a cumulative increase or decrease of at least 1% in the Conversion Price.

MANDATORY CONVERSION

         The shares of Series A Preferred Stock and Series B Preferred Stock automatically convert into shares of Common Stock upon approval of the shareholders of the Company of the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock, respectively.

MANDATORY REDEMPTION

         If the Company fails to obtain the approval of its shareholders within 180 days of the issuance of the respective series of Preferred Stock, the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, as applicable, shall become immediately redeemable by the Company at a price equal to 110% of the Liquidation Preference plus any amounts due under the applicable Registration Rights Agreement.

RESERVATION OF SHARES

         To ensure that the Series A Preferred Stock, Series B Preferred Stock and the related Warrants can at all times be properly converted or exercised, as the case may be, the Company must reserve at least 100% of the number of shares of Common Stock for which the Series A Preferred Stock, Series B Preferred Stock and Warrants may be converted or exercised, as the case may be.

LIQUIDATION, DISSOLUTION OR WINDING UP

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock and Series B Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, an amount per share equal to $100.00 plus any and all accrued interest thereon.

AMENDMENT

         No change is to be made to the Certificate of Designations of such Preferred Stock without the affirmative vote of at least a majority of the holders of the outstanding shares of such series of Preferred Stock.

THE WARRANTS

GENERAL

         Pursuant to the Purchase Agreements, the Company issued Warrants to the Investors in each private placement transaction. The Warrants expire five years after issuance. The Company also issued the Placement Agent Warrants and the Advisor Warrants which expire five years after issuance.

EXERCISE

         The terms of the Warrants entitle each holder to purchase that number shares of Common Stock equal to 50% of the number of shares of Common Stock initially issuable upon conversion of such holder's Series A Preferred Stock or Series B Preferred Stock, as the case may be. The exercise price of each Warrant is $8.00. The exercise price of the Placement Agent Warrants range from $7.00 to $9.12 per share and the exercise price of the Advisor Warrants is $8.00 per share. The exercise of the Warrants, the Placement Agent Warrants and the Advisor Warrants is subject to customary anti-dilution adjustments upon such events as a dividend or other distribution, stock split, reorganization, merger, and other similar events. The Warrants do not contain market reset provisions.

CASHLESS EXERCISE OPTION

         WARRANTS. Generally, if the Common Stock to be issued in exchange for the Warrants is not registered for resale in accordance with the applicable Registration Rights Agreement, the Warrant holders are entitled to a "cashless exercise" option. This option entitles the Warrant holders to elect to receive fewer shares of Common Stock (the number of shares to be determined by a formula based on the total number of shares to which the Warrant holder is entitled, the last reported sale price of the Common Stock and the applicable exercise price of the Warrants) without paying the cash exercise price. As of the date of this Proxy Statement, the Company has filed and obtained the effectiveness of two separate Form S-3 Registration Statements relating to the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Stock, the Series B Preferred Stock, the Warrants, the Placement Agent Warrants and the Advisor Warrants.

         PLACEMENT AGENT WARRANTS AND ADVISOR WARRANTS. The warrants issued to the placement agents and to Wand Partners Inc. contain cashless exercise options that are exercisable at any time by the holder thereof.

REDEMPTION AT COMPANY'S ELECTION

         The Company may redeem all or part of the Warrants upon 30 days prior written notice at a price equal to $.01 per share of Common Stock exercisable under such Warrant if the following conditions are met: (i) the closing bid price for its Common Stock is at least 150% of the exercise price of the Warrant ($12.00 as of January 24, 2000), as adjusted if required, for a period of twenty consecutive trading days; (ii) the registration statement required to be filed pursuant to the Registration Rights Agreement is effective; and (iii) the Common Stock is listed on Nasdaq National Market, AMEX or the NYSE.

COVENANTS

         The Company made certain customary covenants with respect to the Warrants, including, among others: (i) the Warrants, and any Common Stock to be issued upon exercise of the Warrants, are and will be duly authorized and validly issued; (ii) the Company shall reserve at least 100% of the number of shares of Common Stock issuable upon exercise of the Warrants; (iii) the Common Stock issuable upon exercise of the Warrants shall be listed on each national securities exchange or automated quotation system upon which the Company's Common Stock is then issued; and (iv) the Company will act in good faith in carrying out the provisions of the Warrants.

AMENDMENT

         The provisions of the Warrants may be amended only after the Company has obtained the written consent of Warrant holders representing at least 66.7% of the shares of Common Stock issuable upon exercise of the Warrants then outstanding. However, the Company may not increase the exercise price of the Warrants, decrease the term of the Warrants or decrease the amount of Common Stock issuable upon exercise of any Warrant without the written consent of the holder of such Warrant.

REGISTRATION RIGHTS

         The Registration Rights Agreements provide for mandatory registration covering the resale of all shares issued or issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, as the case may be, and the maximum number of share issuable upon exercise of the related Warrants (as issued or issuable, the "Registrable Securities") and grants certain piggyback registration rights with respect to the Registrable Securities. The Registration Rights Agreement contains customary covenants and agreements of the respective parties concerning the registration of the Common Stock and the incurrence of certain costs and expenses in connection with the obligations of the parties thereunder, as well as the agreement of the parties to provide customary indemnification from material misstatements or omissions in connection with any registration of the Common Stock as required. The Company must have a registration statement covering the Registrable Securities declared effective within 90 days after the issuance of the applicable Series A Preferred Stock, Series B Preferred Stock and related Warrants.

         If the Company (1) fails to file a registration statement within 15 days of the issuance; (2) fails to file a request for acceleration within 5 days of receipt of notice from the SEC that the registration statement is not subject to any further review; (3) has its registration statement cease to become effective; (4) has its Common Stock delisted; (5) has its Common Stock suspended for any reason for more than 5 days; (6) has to suspend the exercise rights of the holders of the Warrants for any reason; (7) materially breaches any of the Documents and fails to cure such breach within 30 days after notice of the breach; or (8) postpones or suspends filing or effectiveness of a registration statement pursuant to Section 3(n) of the Registration Rights Agreement for more than 45 days in any 12 month period (each individually being referred to as an "Event"), the Company must pay each holder of the Series A Preferred Stock and Series B Preferred Stock, as the case may be, a liquidated damages amount equal to 2% of such holder's purchase price of their Series A Preferred Stock or Series B Preferred Stock, as the case may be, for each 30 day period until any such Event is cured.

VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of this Proposal, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present in person or by proxy shall have the power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of this Proposal.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK TO THE COMPANY'S CHAIRMAN AND CEO AND UPON CONVERSION OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. Except as noted below, the Company believes, based solely upon a review of the copies of such beneficial ownership statements furnished to it, that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and owners of more than 10% of the Company's Common Stock were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 19, 1996, the Company entered into an agreement with OrderTrust LLC (formerly LitleNet LLC), a company in which Thomas J. Litle, a director of the Company, has a controlling ownership interest, pursuant to which OrderTrust LLC provides the Company with order processing management services. On December 4, 1998, the Company entered into a new agreement with OrderTrust LLC to continue to provide such services. In fiscal 1999, the Company incurred processing fees of approximately $450,000 pursuant to such agreements.

         On May 12, 1999, skymall.com, inc., a wholly-owned subsidiary of SkyMall, Inc. entered into an agreement with Ran Decisions, Inc., a Colorado corporation doing business as Frequent Flyer Services. The agreement provides that skymall.com, inc. acquires the right to utilize Frequent Flyer Services' Mileage Manager Service, which is currently being offered on SkyMall's skymalltravel.com Web site. Randy Petersen, a director of the Company, is President of Frequent Flyer Services.

         As of the Record Date, Quintel Communications, Inc. ("Quintel") beneficially owns 6.1% of the Common Stock of the Company. On November 5, 1999, Quintel and the Company entered into a strategic marketing agreement whereby Quintel will offer the Company's products through Quintel's new MultiBuyer.com website, as well as through Quintel's other online assets. The parties also agreed to other cross-selling and promotional opportunities.


         Mr. David J. Callard joined the Company's Board of Directors effective January 19, 2000. Mr. Callard is the President of Wand Partners Inc. In connection with the Series B Preferred Stock private placement transaction, Wand Partners Inc. received a warrant to purchase an aggregate of 250,000 shares of Common Stock of the Company in consideration for financial advisory services provided to the Company relating to such transaction.



                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2000, must have been received by the Company's Secretary, at the Company's offices, not later than January 7, 2000, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034. If a shareholder proposal is introduced at the 2000 Annual Meeting of Stockholders without any discussion of the proposal in the Company's proxy statement, and the stockholder does not notify the Company on or before March 22, 2000, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by the Company for the 2000 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notice of such proposal is to be sent to the above address.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the Special Meeting other than those described above.

                                             By Order of the Board of Directors,


                                             Robert M. Worsley
                                             Chairman, Chief Executive Officer
                                             and President
Phoenix, Arizona
February 1, 2000

[FRONT OF PROXY CARD]
--------------------------------------------------------------------------------
                                      PROXY

                                  SKYMALL, INC.
                              1520 EAST PIMA STREET
                             PHOENIX, ARIZONA 85034

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF SKYMALL, INC.
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of SkyMall, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated February 1, 2000, and hereby appoints Robert M. Worsley, Christine A. Aguilera and Stephen R. Peterson, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of SKYMALL, INC. to be held at the corporate offices of the Company located at 1520 East Pima Street, Phoenix, Arizona 85034 on March 10, 2000, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
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

[PROXY CARD INSTRUCTION SHEET AND REVERSE OF PROXY CARD]

SKYMALL, INC.           VOTE BY PHONE - 1-800-690-6903
                        Use any  touch-tone  telephone to  transmit your  voting
PROXY SERVICES          instructions.  Have  your  proxy  card in  hand when you
P. O. BOX 9079          call.  You  will  be  prompted to  enter  your  12-digit
FARMINGDALE, NY 11735   Control  Number  which is  located below and then follow
                        the simple instructions the Vote Voice provides you.

                        VOTE BY INTERNET - WWW.PROXYVOTE.COM
                        Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                        VOTE BY MAIL
                        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to SkyMall, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             SKYMALL          KEEP THIS PORTION FOR YOUR RECORDS
================================================================================
[REVERSE SIDE OF PROXY CARD]                 DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
--------------------------------------------------------------------------------
SKYMALL, INC.

     I will attend the Special Meeting  [ ]

THIS PROXY,  WHEN  PROPERLY  EXECUTED,  WILL BE  VOTED IN THE
MANNER  DIRECTED  BY THE  UNDERSIGNED  SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Vote On Proposal
                                                           FOR  AGAINST  ABSTAIN
1. To approve the  issuance of  shares  of the  Company's  [ ]    [ ]      [ ]
   common stock,  par value $.001 per share (the  "Common
   Stock"), (i)  to  the  Company's  Chairman  and  Chief
   Executive Officer  in connection  with  the  Company's
   November 1999  private   placement  of   Common  Stock
   (including  shares  of  Common  Stock   issuable  upon
   exercise of related warrants) and (ii) upon conversion
   of the Company's Series A Junior Convertible Preferred
   Stock, par value $.001 per share,  and Series B Junior
   Convertible  Preferred  Stock,  par  value  $.001  per
   share,  and  exercise of  related  warrants to acquire
   shares   of   Common  Stock,  all  on  the  terms  and
   conditions set forth in those certain Stock and Warrant Purchase Agreements, dated as of December 20,
   1999 and December 30, 1999.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

     ---------------------------------     ---------------------------------
     |                        |      |     |                        |      |
     |                        |      |     |                        |      |
     ---------------------------------     ---------------------------------
     Signature                 Date        Signature (Joint Owners)  Date
     [PLEASE SIGN WITHIN BOX]
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